Exhibit 10.10
FIRST AMENDMENT TO
RESTRICTED STOCK AGREEMENT
(Jack M. Antonini)
     THIS FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT (“First Amendment”) is entered into by and between Cardtronics, Inc., a Delaware corporation (the “Company”), and Jack M. Antonini (“Employee”) as of March 1, 2004.
     WHEREAS, the Company and Employee have heretofore entered into that certain Restricted Stock Agreement dated as of February 4, 2004 (the “Restricted Stock Agreement”); and
     WHEREAS, the Company and Employee desire to amend the Restricted Stock Agreement in certain respects;
     NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Employee hereby agree, effective as of the date first set forth above, that the Restricted Stock Agreement shall be amended as hereafter provided:
     1. The last sentence of Section 5(a) of the Restricted Stock Agreement shall be deleted and the following shall be substituted therefor:
“As soon as administratively feasible after the Company’s receipt of a copy of such statement, the Company or an Affiliate shall pay a special, one-time bonus to Employee in the amount of $1,846,417.60 (subject to applicable tax withholding and other payroll deductions).”
     2. This First Amendment (a) shall supersede any prior agreement between the Company and Employee relating to the subject matter of this First Amendment and (b) shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and all persons lawfully claiming under Employee.
     3. Except as expressly modified by this First Amendment, the terms of the Restricted Stock Agreement shall remain in full force and effect and are hereby confirmed and ratified.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first set forth above.

“EMPLOYEE”	“COMPANY” CARDTRONICS, INC.
/s/ Jack M. Antonini	By:	/s/ Fred Lummis
JACK M. ANTONINI		Fred Lummis, Chairman